Exhibit 10.1

AMENDMENT NUMBER ONE
TO THE VECTREN CORPORATION
CHANGE IN CONTROL AGREEMENT

This Amendment Number One to the Vectren Corporation Change in Control Agreement (this “Amendment”) is entered into to be effective as of December 31, 2012 (the “Effective Date”) between Vectren Corporation (the “Company”) and __________ (the “Executive”).
WHEREAS, the Company and the Executive are parties to the Vectren Corporation Change in Control Agreement dated as of December 31, 2011 (the “Original Agreement”); and
WHEREAS, the Company and the Executive desire to amend the Original Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.    The introduction paragraph of Section 2(a) of the Original Agreement is hereby amended and restated to read as follows:
“The Company shall pay, or cause the appropriate Affiliate to pay, to the Executive in a lump sum in cash sixty calendar days after the Date of Termination the aggregate of the amounts set forth in clauses (i) and (ii) below:”
2.    This Amendment is to be effective on the Effective Date. Except as specifically amended herein, all other terms and conditions contained in the Original Agreement shall remain unchanged and shall continue in full force and effect.
3.    This Amendment may be executed in one or more counterparts, each of which when taken together shall be deemed one original Amendment.
IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

_________________, the Executive

Vectren Corporation

By:
An Authorized Representative